Exhibit 99.2

FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS ANNOUNCES $200 MILLION NOTES OFFERING

SAN DIEGO, CA, April 29, 2010 — Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS), a leading National Security, Information Technology, Assurance and Public Safety Solutions provider, today announced that, subject to market conditions, it plans to raise approximately $200 million in aggregate principal of notes due 2017 in a private placement to eligible purchasers.  The Notes are anticipated to have a first-priority lien on substantially all assets, except inventories and receivables where the note holders are anticipated to have a second priority lien.

Kratos intends to use the net cash proceeds of this offering to complete the previously announced and pending acquisition of Gichner Holdings, Inc. (“Gichner”) for $133 million, the refinancing of existing corporate debt and for general corporate purposes.  Kratos has received early termination of the HSR waiting period in connection with the proposed acquisition of Gichner, and all other conditions to close the acquisition are expected to be completed shortly.

The notes are being offered inside the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities, and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS) provides mission critical engineering, IT services, strategic communications and war fighter solutions for the U.S. federal government and for state and local agencies. Principal services include C5ISR, weapon systems sustainment, military weapon range operations and technical services, network engineering services, information assurance and cybersecurity solutions, security and surveillance systems, and critical infrastructure design and integration. The Company is headquartered in San Diego, California, with resources located throughout the U.S. and at key strategic military locations. News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements

This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the Company’s expectations regarding satisfaction of the conditions to close its proposed acquisition of Gichner, future financial performance, bid and proposal pipeline, performance of key contracts, market developments and timing and impact of anticipated lawsuit settlement. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: risks that it may not be able to consummate its proposed acquisition of Gichner; risks of adverse regulatory action or litigation; risks associated with debt leverage; risks that our cost cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of increases in the Federal Government initiatives related to in-sourcing; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; changes in the competitive environment (including as a result of bid protests); failure to successfully consummate acquisitions or integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership if our stock could limit future utilization of our Net Operating Losses; and risks that the current economic environment will adversely impact our business. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 27, 2009, and in other filings made with the Securities and Exchange Commission.